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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Lyondell Chemical Company on Form S-4 of our report on Lyondell-CITGO Refining LP dated February 11, 1999, appearing in the Annual Report on Form 10-K of Lyondell Chemical Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Houston, Texas
January 10, 2002